SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               ------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) February 18, 1999



                           Curative Health Services, Inc.
             (Exact name of registrant as specified in its charter)



 Minnesota                       000-19370                   41-1503914
(State or other jurisdiction    (Commission File Number)    (IRS Employer
 of incorporation)                                           Identification No.)


 150 Motor Parkway Hauppauge, NY                             11788-5145
(Address of principal executive offices)                    (Zip code)


 Registrant's telephone number, including area code:        (516)232-7000



                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)


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Item 5. Other Events.

In the Company's fourth quarter and year end 1998 telephone conference call held on February 18, 1999 with analyst and other members of the investor community, Curative Health Services, Inc. announced that it expects the percentage growth in its revenue and earnings for 1999 to be in the low to mid teens. The Company attributed this decline to increased terminations of Wound Care Centers contracts and general uncertainty with respect to its relationship with a major customer.

"During 1998 we experienced a greater number of Wound Care Center closings than expected," said John Vakoutis, President and Chief Executive Officer. "The hospital industry experienced volatility and uncertainty due to pricing pressures, competition and other issues which has created some pressure on our business in the form of increased negotiations and in some cases termination. Although we are confident that the Curative program provides hospitals with financial upside, this value is not always accepted, particularly when the hospital is undergoing broader difficulties."

Mr. Vakoutis also stated that, "We have recently been in discussions with Columbia Healthcare regarding our relationship. Currently we have contracts with 30 Columbia hospitals which accounted for approximately 23% of our revenue in 1998. The purpose of these discussions is to develop a standard template contract for all Columbia Wound Care Center hospitals that is acceptable to their legal team in light of their current issues with the government. Although we believe we are making progress, we have no assurance that the final outcome will be positive for Curative."

Curative Health Services, Inc. is a leading disease management company in chronic wound care. The Company provides a broad continuum of services to health care providers through a nationwide network of wound care programs which offer comprehensive, multi-disciplinary wound care.

This report release contains forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1993, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding intent, belief or current expectations of the Company and its management. These forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that may cause the Company's actual results to differ materially form the results discussed in these statements. Factors that might cause such differences includes, but are not limited to, changes in the Company's level of business with Columbia/HCA Healthcare Corporation, changes in the government regulations relating to the Company's wound care operations or Procuren, uncertainties relating to health care reform initiatives, changes in the availability of third party reimbursements for the Company's products and services, and the other risks and uncertainties detailed form the time in the Company's filings with the Securities and Exchange commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.


Item 7. Financial Statements and Exhibits.

        (a)(b) No financial statements or proforma financial information filed herein.

        (c)    No exhibits are filed as part of this Report.


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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     Curative Health Services, Inc.
                                    (Registrant)



 Date:  February 18, 1999            By:  /s/  John C. Prior
                                     ---------------------------------
                                     John C. Prior
                                     Senior Vice President/Finance and CFO